EXHIBIT 99.1
News
Release
Contact: Robert Copple
972-665-1000
>For Immediate Release...
CINEMARK USA, INC. REPORTS RESULTS FOR THIRD QUARTER 2005
     Plano, TX, November 9, 2005 — Cinemark USA, Inc., one of the leaders in the motion picture exhibition industry, today reported results for the three and nine months ended September 30, 2005.
     Cinemark USA, Inc.’s revenues for the three months ended September 30, 2005 decreased 1.4% to $256.3 million from $260.0 million for the three months ended September 30, 2004. The decrease was primarily related to a 9.4% decrease in attendance partially offset by an 8.7% increase in average ticket prices. Operating income for the three months ended September 30, 2005 was $27.8 million compared with operating income of $37.7 million for the three months ended September 30, 2004. Earnings before interest, taxes, depreciation, amortization, the Recapitalization Charges and other non-cash expenditures (“Adjusted EBITDA”) for the three months ended September 30, 2005 decreased to $51.0 million from $57.4 million for the three months ended September 30, 2004. The Company’s Adjusted EBITDA margin was 19.9% for the three months ended September 30, 2005. Net income for the three months ended September 30, 2005 was $10.6 million compared to net income of $20.5 million for the three months ended September 30, 2004.
     For the nine months ended September 30, 2005, revenues decreased 2.8% to $747.0 million from $768.3 million for the nine months ended September 30, 2004. The decrease was primarily related to a 10.0% decrease in attendance partially offset by a 7.4% increase in average ticket prices. The Company’s operating income for the nine months ended September 30, 2005 was $89.0 million compared with operating income of $119.9 million for the nine months ended September 30, 2004, excluding the Recapitalization Charges. Adjusted EBITDA for the nine months ended September 30, 2005 decreased to $152.5 million from $174.9 million for the nine months ended September 30, 2004. The Company’s Adjusted EBITDA margin was 20.4% for the nine months ended September 30, 2005. Net income for the nine months ended September 30, 2005 was $37.2 million compared to net income of $54.1 million for the nine months ended September 30, 2004, excluding the Recapitalization Charges net of taxes.
     Cinemark USA, Inc. continues to be a leader in the development of stadium seating multiplex theatres. During the nine months ended September 30, 2005, the Company opened 12 new theatres with a total of 106 screens. On September 30, 2005, the Company’s aggregate screen count was 3,267, with screens in the United States, Canada, Mexico, Argentina, Brazil, Chile, Ecuador, Peru, Honduras, El Salvador, Nicaragua, Costa Rica, Panama and Colombia. As of September 30, 2005, the Company had signed commitments to open six new theatres with 66 screens by the end of 2005. The Company also has signed commitments to open 20 new theatres with 243 screens subsequent to 2005.
     The Company intends that this press release be governed by the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 (the “PSLR Act”) with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries’ long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.
     The Company, headquartered in Plano, TX, has a website at www.cinemark.com where customers can view showtimes and purchase tickets.

Cinemark USA, Inc.
Financial and Operating Summary
(unaudited, in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Statement of Income data (1):

Theatre revenues	$256,300	$260,048	$747,008	$768,290

Film rentals and advertising	86,262	88,357	253,511	261,528
Concession supplies	13,756	14,041	38,151	40,401
Facility lease expense	35,190	32,244	101,026	94,213
Other theatre operating expenses	57,542	56,412	166,129	161,816
General and administrative expenses	13,367	12,143	37,872	37,134
Stock option compensation and change of control expenses related to the Recapitalization	—	—	—	31,995
Depreciation, amortization and impairment of long-lived assets	21,283	16,002	59,430	50,707
Loss on sale of assets and other	1,070	3,189	1,908	2,636

Total costs and expenses	228,470	222,388	658,027	680,430

Operating Income	27,830	37,660	88,981	87,860

Interest expense (2)	11,711	10,749	34,610	34,398
Other (income) expense	(2,062)	766	(2,808)	8,521

Income from continuing operations before income taxes	18,181	26,145	57,179	44,941
Income taxes	7,538	6,524	20,016	13,825

Income from continuing operations	10,643	19,621	37,163	31,116

Income from discontinued operations, net of taxes	—	868	—	667

Net income	$10,643	$20,489	$37,163	$31,783

Other Financial Data (1):
Adjusted EBITDA (3)	$50,973	$57,447	$152,490	$174,942
Adjusted EBITDA margin	19.9%	22.1%	20.4%	22.8%

Other Operating Data (1):
Domestic Attendance (patrons)	26,862	29,463	78,258	85,489
International Attendance (patrons)	16,265	18,160	45,269	51,760

Worldwide Attendance (patrons)	43,127	47,623	123,527	137,249

	As of	As of
	September 30,	December 31,
	2005	2004
Balance Sheet Data:
Cash and cash equivalents	$133,738	$100,228
Theatre properties and equipment, net	782,136	785,595
Total assets	1,038,969	1,001,565
Long-term debt, including current portion	621,894	626,943
Shareholder’s equity	234,813	168,835

Reconciliation of Adjusted EBITDA (unaudited)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Net income	$10,643	$20,489	$37,163	$31,783
Income taxes	7,538	6,524	20,016	13,825
Interest expense (2)	11,711	10,749	34,610	34,398
Other (income) expense	(2,062)	766	(2,808)	8,521
Income from discontinued operations, net of taxes	—	(868)	—	(667)

Operating income	27,830	37,660	88,981	87,860
Add: Depreciation, amortization and impairment of long-lived assets	21,283	16,002	59,430	50,707
Add: Loss on sale of assets and other	1,070	3,189	1,908	2,636
Add: Amortized compensation — stock options (4)	—	—	—	145
Add: Deferred lease expenses (5)	790	596	2,171	1,599
Add: Stock option compensation and change of control expenses related to the Recapitalization	—	—	—	31,995

Adjusted EBITDA (3)	$50,973	$57,447	$152,490	$174,942

(1)	Statement of income data, other financial data and other operating data exclude the results of the Company’s two United Kingdom theatres and eleven Interstate theatres for all periods presented, as these theatres were sold during 2004. The results of operations for these theatres are presented as discontinued operations.

(2)	Includes amortization of debt issue costs and excludes capitalized interest.

(3)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other (income) expense, income from discontinued operations, depreciation, amortization and impairment of long-lived assets, loss on sale of assets and other, accrued and unpaid compensation expense relating to any stock option plans, changes in deferred lease expense, and stock option compensation and change of control expenses related to the Recapitalization. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income or operating income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The calculation of Adjusted EBITDA is consistent with the definition of EBITDA in our senior subordinated notes indentures. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(4)	Non-cash expense included in general and administrative expenses.

(5)	Non-cash expense included in facility lease expense.
For more information contact:
Robert Copple, Chief Financial Officer
(972) 665-1000